Exhibit 99.1

Limoneira’s Joint Venture with Lewis Group Announces National Home Builder Lennar is Purchasing an Additional 4 Condominium Lots for 68 Single-Family Homes

Joint Venture Has Now Closed 354 Residential Unit Sales

SANTA PAULA, Calif.--(BUSINESS WIRE)—June 23, 2020-- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus packing, sales and marketing company with related agribusiness activities and real estate development operations, announced today that its 50%/50% real estate development joint venture with The Lewis Group of Companies (“Lewis”) has closed an additional four condominium lots for 68 single-family homes with one of the United States’ leading homebuilders, Lennar (NYSE: LEN). Lennar is one of the primary builders in the initial 632 residential units of the Company’s Harvest at Limoneira project.

Harold Edwards, President and Chief Executive Officer, stated, "We are very excited to announce additional lot closings totaling 354 residential units, with one of the nation’s largest homebuilders, Lennar. We announced in October 2018 our relationship with Lennar and are very pleased with the strong momentum our real estate project, Harvest at Limoneira, has shown this year with 144 residential units closed in fiscal 2020.”

Lennar is expanding its investment in Harvest at Limoneira project with the purchase of four additional condominium lots for 68 single-family homes.  Lennar plan to build three two-story homes ranging from 2,213 to 2,452 square feet on these new lots.

Including today’s announcement, Lennar has now purchased a total of 187 residential units within Harvest at Limoneira, comprised of 55 single-family lots and eight condominium lots that include 132 single-family residences.

Harvest at Limoneira is a well-balanced, comprehensively designed community near the Pacific Ocean. The amazing views, parks and miles of hiking trails in addition to retail shops within walking distance is attracting strong interest from families throughout Southern California.

About Limoneira Company

Limoneira Company, a 126-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lç moñ âra) is a dedicated sustainability company with 15,700 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.